UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2004

CANO PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50386	98 0401645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 West 7th Street, Suite 1600, Fort Worth, TX  76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (817) 698-0900

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.       Changes in Control of Registrant.

Not Applicable.

Item 2.       Acquisition or Disposition of Assets.

On June 30, 2004, Cano Petroleum, Inc. (the “Registrant”, “we” or “us”) completed the purchase of all of the outstanding stock of Ladder Companies, Inc., d/b/a Ladder Energy Company, a Delaware corporation (“Ladder”) and Tri-Flow, Inc., an Oklahoma corporation (“Tri-Flow”, and together with Ladder, the “Ladder Companies”).  The Ladder Companies are engaged in oil and gas exploration and production and their assets include ownership of interests in 61 wells, including 51 that are located primarily in one field of approximately 4,500 acres in Grant County, Oklahoma.  Current net production from these wells is approximately 110 barrels of oil equivalent (“BOE”) per day and, based upon our engineer’s most recent estimate, proven reserves are approximately 622,000 BOE.  Cano expects to increase production on the existing wells through recompletions and remedial work with an anticipated eventual production of 200 BOE per day.  There is also potential for drilling up to 16 additional wells and opportunities for deeper drilling.

The acquisition was effective as of May 1, 2004.  The cost of the acquisition was approximately $2,100,000, net of operating income, and the source of the funds used to complete the purchase came from our sales of our preferred equity.

Cano Energy Corporation (“CEC”), a company in which our President, S. Jeffrey Johnson, is a principal shareholder, entered into an agreement in October 2003 to purchase the oil and gas interests of the Ladder Companies.  CEC made a non-revocable deposit of $300,000 to the Ladder Companies to secure its performance, and when the agreement terminated in December 2003, the deposit was forfeited to the Ladder Companies.  The deposit was carried on the books of Ladder as a payable to CEC and immediately prior to the Closing, the deposit was returned to CEC pursuant to a pre-existing arrangement between Ladder and CEC.

Item 3.       Bankruptcy or Receivership.

Not Applicable.

Item 4.       Changes in Registrant’s Certifying Accountant.

As a coincidence of the previously reported change of control of the Registrant, we have dismissed Russell Bedford Stefanou Mirchandani LLP as our certifying accounts and replaced them with Hein & Associates LLP.  Both the dismissal of Russell Bedford Stefanou Mirchandani LLP and the selection of Hein & Associates LLP were authorized and approved by the Registrant’s Board of Directors, and were effective on July 13, 2004.

During the past two years or any subsequent interim period, (i) we have not received an adverse opinion or disclaimer of opinion from Russell Bedford Stefanou Mirchandani LLP, but the audit reports for the years ended June 30, 2003 and 2002 contained an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern; (ii) their opinions were not qualified or modified as to uncertainty, audit scope or accounting principles, and (iii) there have been no disagreements with Russell Bedford Stefanou Mirchandani LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Russell Bedford Stefanou Mirchandani LLP, would have caused them to make reference to the subject matter of the disagreement in their report.  In particular, there were no “reportable events,” as such term is defined in Item 304 (a)(1)(v) of Regulation S-K, during the past two years or any subsequent interim period through July 13, 2004.  Russell Bedford Stefanou Mirchandani LLP has provided us with a letter confirming the statements in this paragraph.

Hein & Associates LLP was engaged on or about May 24, 2004, to audit Davenport Field Unit, LLC in connection with the previously reported acquisition of that entity by the Registrant.  Hein & Associates LLP was also engaged by the Registrant on or about May 19, 2004, to audit the Ladder Companies in connection with our acquisition of the stock of the Ladder Companies.  During the past two years or any subsequent interim period, Hein & Associates LLP has not consulted with us on any of the matters referenced in Item 304 (a)(2)(i) or (ii) of Regulation S-K, and Hein & Associates LLP has provided us with a letter to this effect.

Item 5.       Other Events and Regulation FD Disclosure.

As previously reported, we have undertaken a financing with gross proceeds to us of up to $8,000,000 through the issuance of up to 8,000 shares of non-voting Series C Convertible Preferred Stock at a price of $1,000 per share.  Each share of Series C Convertible Preferred Stock is convertible, at any time, by the holder into shares of the Registrant’s common stock at an effective price of $3.75 per share, subject to adjustments downwards in the event that:

(i)         the Registrant issues any common stock or securities convertible into common stock at an effective price of less than $3.75 per share until the date which is two years from issuance of the Series C Convertible Preferred Stock , in which case the effective price shall be that lower price; and

(ii)        the Registrant fails to meet the Performance Milestones as required by the Management Stock Pool Stock Agreement (or the terms thereof are amended with the effect of reducing or eliminating the Performance Milestones), in which case the effective price shall be the lesser of (i) $3.75 per share  or (ii) the average trailing five day bid price of the Registrant’s common stock on the over-the-counter Bulletin Board, less a 25% discount

The Registrant will also grant to the holders of the Series C Convertible Preferred Stock demand registration rights.

As of July 15, 2004, we have received a total of $3,600,000 from sales of the Series C Convertible Preferred Stock.

Item 6.       Resignations of Registrant’s Directors.

Not Applicable.

Item 7.       Financial Statements and Exhibits.

(a) Financial statements of businesses acquired:

Audited Financial Statements of the Ladder Companies will be filed by amendment.

(b) Pro forma financial information:

Pro-forma consolidated financial statements of the Registrant and the Ladder Companies will be filed by amendment.

(c) Exhibits:

16.1         Letter of Russell Bedford Stefanou Mirchandani LLP dated July 13, 2004.

16.2         Letter of Hein & Associates LLP dated July 14, 2004.

99.1.        Stock Purchase Agreement dated June 30, 2004, by and between Petroleum, Inc., as Buyer, and Jerry D. Downey and Karen S. Downey, as Sellers.

99.2.        Certificate of Designation for Series C Convertible Preferred Stock.

Item 8.       Change in Fiscal Year.

Not Applicable.

Item 9.       Regulation FD Disclosure.

Not Applicable.

Item 10.     Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Not Applicable.

Item 11.     Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Not Applicable.

Item 12.     Results of Operations and Financial Condition.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 15, 2004

CANO PETROLEUM, INC.

By:	/s/ Michael Ricketts
Michael Ricketts
Chief Financial Officer

EXHIBITS INDEX

Exhibit No.	Description of Exhibit

16.1	Letter of Russell Bedford Stefanou Mirchandani LLP dated July 13, 2004.

16.2	Letter of Hein & Associates LLP dated July 14, 2004.

99.1	Stock Purchase Agreement dated June 30, 2004, by and between Petroleum, Inc., as Buyer, and Jerry D. Downey and Karen S. Downey, as Sellers.

99.2	Certificate of Designation for Series C Convertible Preferred Stock.